                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                   FORM 8-K/A

                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): December 20, 1995
                                                  -----------------


                            RICHEY ELECTRONICS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


DELAWARE                           0-9788                    33-0594451
--------------                ----------------            ----------------------
(State of                     (Commission file            (IRS Employer
incorporation)                Number)                     Identification Number)


         7441 Lincoln Way, Garden Grove, California                 92641
--------------------------------------------------------------------------------
                     (Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code (714) 898-8288
                                                   --------------

Item 5.   Other Events

          Attached as Exhibit A is a press release issued by the Company on January 30, 1996. The press release announced results for the fourth quarter and twelve month period ended December 31, 1995, a proposed private offering of convertible debt and the signing of a letter of intent to acquire MS Electronics, Inc., a Maryland-based distributor of electronic components.

Item 7.   Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          See Appendix 1 attached hereto which includes the following audited financial information:

    Deanco, Inc.

          Independent Auditor's Report

          Balance Sheets at June 30, 1993, June 30, 1994, and December 31,
1994

          Statements of Operations for the years ended June 30, 1992, June 30, 1993 and June 30, 1994, and for each of the three month periods ended September 30, 1994 and December 31, 1994

          Statements of Stockholders' Equity for the years ended June 30, 1992, June 30, 1993 and June 30, 1994 and for the three months ended December 31, 1994

          Statements of Cash Flows for the years ended June 30, 1992, June 30, 1993 and June 30, 1994 and for each of the three month periods ended September 30, 1994 and December 31, 1994

          Notes to Financial Statements

     Electrical Distribution Acquisition Company and Subsidiary

          Independent Auditor's Report

          Balance Sheet at December 31, 1994

          Statement of Operations for the three month ended December 31, 1994

          Statement of Stockholders' Equity for the three months ended December 31, 1994

          Statement of Cash Flows for the three months ended December 31, 1994

          Notes to Financial Statements

     (b)  Pro Forma Financial Information.

          See Appendix 2 attached hereto which includes the following pro forma financial information:

          Unaudited Pro Forma Condensed Income Statement

          Unaudited Pro Forma Condensed Balance Sheet

          Notes to Pro Forma Financial Statements

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        RICHEY ELECTRONICS, INC.
                                                (Registrant)



                                        By  /s/ Richard N. Berger
                                           -----------------------------------
                                           Richard N. Berger
                                           Vice President,
                                           Chief Financial Officer
                                           and Secretary





January 31, 1996

                                                               APPENDIX 1

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Deanco, Inc.

    We have audited the accompanying balance sheet of Deanco, Inc. as of December 31, 1994, and the related statements of operations, stockholder's equity, and cash flows for the period October 1, 1994 to December 31, 1994. We have also audited the accompanying balance sheets of the Predecessor Business as of June 30, 1994 and 1993; the statements of operations and cash flows for the period July 1, 1994 to September 30, 1994 and the years ended June 30, 1994, 1993, and 1992; and the statements of stockholders' equity for the years ended June 30, 1994, 1993, and 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Deanco, Inc. at December 31, 1994, and the results of its operations and its cash flows for the period October 1, 1994 to December 31, 1994, in conformity with generally accepted accounting principles. Also in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Predecessor Business at June 30, 1994 and 1993, and the results of its operations and cash flows for the period July 1, 1994 to September 30, 1994 and the years ended June 30, 1994, 1993, and 1992, in conformity with generally accepted accounting principles.

    As discussed in Note 6 to the financial statements, in fiscal 1994 the Company changed its method of accounting for income taxes.

                                       ERNST & YOUNG LLP



Syracuse, New York
April 14, 1995, except for
  Note 2 as to which the
  date is November 9, 1995

                                  DEANCO, INC.
                                 BALANCE SHEETS

                                                                            DEANCO, INC.   PREDECESSOR BUSINESS
                                                                            ------------  ----------------------
                                                                            DECEMBER 31,         JUNE 30,
                                                                                1994         1994        1993
                                                                            ------------  ----------  ----------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...............................................   $  390,066   $  572,115  $  595,863
  Trade accounts receivable, less allowance for uncollectible accounts of
   $171,631, $178,110, and $218,800.......................................   11,134,410   12,789,931  11,307,266
  Inventory...............................................................   14,755,117   14,178,961  13,352,229
  Note and accounts receivable from affiliates (Note 5)...................        9,273       12,573      46,239
  Deferred income taxes (Note 6)..........................................    1,060,325      776,607     521,307
  Prepaid expenses........................................................      374,765      157,131     122,503
  Other current assets....................................................      138,696      144,405      29,547
  Receivable from former majority shareholder (Note 5)....................      368,616       --          --
  Due from parent company.................................................       33,095       --          --
                                                                            ------------  ----------  ----------
Total current assets......................................................   28,264,363   28,631,723  25,974,954
OTHER ASSETS:
  Note receivable from affiliate (Note 5).................................       --           --          16,716
  Investment in Partnership (Note 5)......................................       --           --         149,936
  Cash value of life insurance (net of policy loans of $-0-, $155,298, and
   $149,498)..............................................................       10,245      581,129     401,884
  Cost in excess of net assets of businesses acquired, less accumulated
   amortization of $766,651, $643,597, and $557,489.......................   14,362,114    2,694,869   2,792,951
  Unamortized loan expenses, less accumulated amortization of $31,430,
   $204,240, and $102,120.................................................      597,171      102,137     204,257
  Deferred income taxes (Note 6)..........................................       98,442      107,822      76,900
  Other noncurrent assets.................................................      286,479      107,000     110,085
                                                                            ------------  ----------  ----------
Total other assets........................................................   15,354,451    3,592,957   3,752,729
PROPERTY, PLANT, AND EQUIPMENT (Note 2):
  Land and buildings......................................................      906,069      906,068   1,514,523
  Furniture, fixtures, and equipment......................................    4,335,483    4,171,739   3,683,382
  Leasehold improvements..................................................    1,152,943    1,011,664   1,015,535
                                                                            ------------  ----------  ----------
                                                                              6,394,495    6,089,471   6,213,440
  Less accumulated depreciation and amortization..........................   (4,584,453)  (4,429,040) (4,199,051)
                                                                            ------------  ----------  ----------
Total property, plant, and equipment......................................    1,810,042    1,660,431   2,014,389
                                                                            ------------  ----------  ----------
                                                                             $45,428,856  $33,885,111 $31,742,072
                                                                            ------------  ----------  ----------
                                                                            ------------  ----------  ----------

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses...................................   $7,390,992   $8,548,374  $7,137,529
  Accrued payroll, payroll taxes, and vacation pay........................    1,258,713    1,852,029   1,697,472
  Other payables..........................................................    1,213,319       --          --
  Current portion of long-term debt and capitalized lease obligations
   (Note 2)...............................................................    1,156,990      496,464     453,579
                                                                            ------------  ----------  ----------
Total current liabilities.................................................   11,020,014   10,896,867   9,288,580
LONG-TERM DEBT AND CAPITALIZED LEASE OBLIGATIONS, LESS CURRENT PORTION
 (Note 2).................................................................   29,228,504   12,720,801  14,099,825
DEFERRED COMPENSATION.....................................................       49,916       49,916      38,834
                                                                            ------------  ----------  ----------
Total liabilities.........................................................   40,298,434   23,667,584  23,427,239
STOCKHOLDERS' EQUITY (Notes 3 and 5):
  Common Stock--$.10 par value:
    Authorized--4,000,000 shares
    Issued, including shares held in treasury--470,573 shares at December
     31, 1994 and 654,080 shares at June 30, 1994 and 1993................       47,057       65,408      65,408
  Paid-in capital.........................................................    5,625,383    1,561,978   1,561,978
  Retained (deficit from October 1, 1994) earnings........................     (542,018)  10,967,354   9,064,660
                                                                            ------------  ----------  ----------
                                                                              5,130,422   12,594,740  10,692,046
  Less treasury stock at cost (-0- shares at December 31, 1994 and 139,279
   shares at June 30, 1994 and 1993)......................................       --       (2,377,213) (2,377,213)
                                                                            ------------  ----------  ----------
                                                                              5,130,422   10,217,527   8,314,833
COMMITMENTS (Note 4 )
                                                                            ------------  ----------  ----------
                                                                             $45,428,856  $33,885,111 $31,742,072
                                                                            ------------  ----------  ----------
                                                                            ------------  ----------  ----------

                       See notes to financial statements.

                                  DEANCO, INC.
                             STATEMENT OF OPERATIONS

                                              DEANCO, INC.                 PREDECESSOR BUSINESS
                                              ------------  --------------------------------------------------
                                              THREE MONTHS  THREE MONTHS
                                                 ENDED          ENDED              YEAR ENDED JUNE 30
                                              DECEMBER 31,  SEPTEMBER 30,  -----------------------------------
                                                  1994          1994          1994         1993        1992
                                              ------------  -------------  -----------  ----------  ----------
Net sales...................................   $23,551,367   $24,775,535   $100,545,646 $93,281,670 $86,775,753
Cost of sales...............................   18,494,764     18,996,695    76,817,721  71,144,786  66,180,365
                                              ------------  -------------  -----------  ----------  ----------
                                                5,056,603      5,778,840    23,727,925  22,136,884  20,595,388
Commission income...........................       38,852         44,338       129,272     193,014     180,533
                                              ------------  -------------  -----------  ----------  ----------
                                                5,095,455      5,823,178    23,857,197  22,329,898  20,775,921
Selling and administrative expenses.........    4,763,353      5,036,389    20,413,269  19,301,946  18,488,063
                                              ------------  -------------  -----------  ----------  ----------
                                                  332,102        786,789     3,443,928   3,027,952   2,287,858
Interest expense............................      659,869        308,982     1,208,147   1,164,348   1,259,731
Other expense (income) -- net...............      464,354        317,325      (122,859)   (389,455)    488,255
                                              ------------  -------------  -----------  ----------  ----------
(Loss) income before income taxes,
 extraordinary item and cumulative effect
 adjustment.................................     (792,121)       160,482     2,358,640   2,253,059     539,872
Income taxes (credit) (Note 6):
  Currently payable:
    Federal.................................     (166,000)       291,000       771,500     771,000     430,000
    State...................................      (42,000)        74,000       200,000     226,000      71,500
  Deferred..................................      (42,103)      (232,235)       58,008     (87,000)   (190,000)
                                              ------------  -------------  -----------  ----------  ----------
                                                 (250,103)       132,765     1,029,508     910,000     311,500
                                              ------------  -------------  -----------  ----------  ----------
(Loss) income before extraordinary item and
 cumulative effect adjustment...............     (542,018)        27,717     1,329,132   1,343,059     228,372
Extraordinary item -- warehouse casualty
 gain, net of tax (Note 7)..................       --            --            229,332      --          --
Cumulative effect adjustment for change in
 accounting method (Note 6).................       --            --            344,230      --          --
                                              ------------  -------------  -----------  ----------  ----------
Net (loss) income...........................   $ (542,018)   $    27,717   $ 1,902,694  $1,343,059  $  228,372
                                              ------------  -------------  -----------  ----------  ----------
                                              ------------  -------------  -----------  ----------  ----------
Weighted average number of common shares
 outstanding................................      470,573        514,081       514,081     537,482     570,248
(Loss) income per common share:
  (Loss) income before extraordinary item
   and cumulative effect adjustment.........   $    (1.15)   $       .05   $      2.58  $     2.49  $      .40
  Extraordinary item -- warehouse casualty
   gain.....................................       --            --                .45      --          --
  Cumulative effect adjustment for change in
   accounting method........................       --            --                .67      --          --
                                              ------------  -------------  -----------  ----------  ----------
Net (loss) income...........................   $    (1.15)   $       .05   $      3.70  $     2.49  $      .40
                                              ------------  -------------  -----------  ----------  ----------
                                              ------------  -------------  -----------  ----------  ----------

                       See notes to financial statements.

                                  DEANCO, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                    THREE MONTHS ENDED DECEMBER 31, 1994 AND
                   YEARS ENDED JUNE 30, 1994, 1993, AND 1992

                                                         COMMON                 RETAINED
                                                          STOCK      PAID-IN   (DEFICIT)    TREASURY
                                                        $.10 PAR     CAPITAL    EARNINGS     STOCK       TOTAL
                                                       -----------  ---------  ----------  ----------  ----------
DEANCO, INC.
470,573 shares issued on October 1, 1994.............   $  47,057   $5,625,383 $   --      $   --      $5,672,440
Net loss for the period..............................      --          --        (542,018)     --        (542,018)
                                                       -----------  ---------  ----------  ----------  ----------
BALANCE AT DECEMBER 31, 1994.........................   $  47,057   $5,625,383 $ (542,018) $   --      $5,130,422
                                                       -----------  ---------  ----------  ----------  ----------
                                                       -----------  ---------  ----------  ----------  ----------

PREDECESSOR BUSINESS
BALANCE AT JULY 1, 1991..............................   $  65,408   $1,561,978 $7,493,229  $(1,021,340) $8,099,275
Purchase of treasury stock...........................      --          --          --        (464,059)   (464,059)
Net income for the year..............................      --          --         228,372      --         228,372
                                                       -----------  ---------  ----------  ----------  ----------
BALANCES AT JUNE 30, 1992............................      65,408   1,561,978   7,721,601  (1,485,399)  7,863,588
Purchase of treasury stock...........................      --          --          --        (891,814)   (891,814)
Net income for the year..............................      --          --       1,343,059      --       1,343,059
                                                       -----------  ---------  ----------  ----------  ----------
BALANCES AT JUNE 30, 1993............................      65,408   1,561,978   9,064,660  (2,377,213)  8,314,833
Net income for the year..............................      --          --       1,902,694      --       1,902,694
                                                       -----------  ---------  ----------  ----------  ----------
BALANCES AT JUNE 30, 1994............................   $  65,408   $1,561,978 $10,967,354 $(2,377,213) $10,217,527
                                                       -----------  ---------  ----------  ----------  ----------
                                                       -----------  ---------  ----------  ----------  ----------

                       See notes to financial statements.

                                  DEANCO, INC.
                            STATEMENTS OF CASH FLOWS

                                              DEANCO, INC.                 PREDECESSOR BUSINESS
                                              ------------  --------------------------------------------------
                                              THREE MONTHS  THREE MONTHS
                                                 ENDED          ENDED              YEAR ENDED JUNE 30
                                              DECEMBER 31,  SEPTEMBER 30,  -----------------------------------
                                                  1994          1994          1994         1993        1992
                                              ------------  -------------  -----------  ----------  ----------
OPERATING ACTIVITIES
Net (loss) income...........................   $ (542,018)   $    27,717   $ 1,902,694  $1,343,059  $  228,372
Adjustments to reconcile net (loss) income
 to net cash (used in) provided by
 operating activities:
  Cumulative effect adjustment..............       --            --           (344,230)     --          --
  Depreciation and amortization.............      231,457        214,565       617,430     615,466   1,080,199
  Extraordinary gain........................       --            --           (377,832)     --          --
  Provision for losses on accounts
   receivable...............................        8,854         30,975       (40,690)    (38,200)     62,000
  Provision for deferred taxes..............      (42,103)      (232,235)       58,008     (87,000)   (190,000)
  (Gain) loss on sale of equipment..........         (803)         6,128        (1,578)       (757)     (3,948)
  Equity in earnings of general
   partnership..............................       --            --             88,361    (124,936)     --
  Provision for deferred compensation.......       --            --             11,082       3,107       2,858
  Changes in operating assets and
   liabilities, net:
    Decrease (increase) in accounts
     receivable.............................    1,373,790        241,902    (1,437,810)     75,962     138,380
    Increase in inventory, net of insurance
     proceeds (Note 7)......................     (333,068)      (243,088)     (629,653)   (898,677)   (137,106)
    (Increase) decrease in prepaid expenses
     and other assets.......................     (118,051)       (25,129)      (63,758)     76,085    (423,920)
    (Decrease) increase in accounts payable
     and accrued expenses...................   (1,529,529)    (1,179,160)    1,474,884     876,225   1,268,807
                                              ------------  -------------  -----------  ----------  ----------
Net cash (used in) provided by operating
 activities.................................     (951,471)    (1,158,325)    1,256,908   1,840,334   2,025,642
INVESTING ACTIVITIES
Acquisition of Deanco, Inc. net of cash
 acquired of $396,564.......................   (5,903,436)       --            --           --          --
EDAC capital contribution...................      272,857        --            --           --          --
Purchase of property, plant, and
 equipment..................................     (270,901)       (75,084)     (626,116)   (965,198)   (137,839)
Proceeds from sale of equipment.............        1,648        --              6,300         773       4,400
Payments on note receivable.................          423            393        29,580      53,406      50,656
Increase in cash value of life insurance....     (118,565)       (40,500)     (179,245)   (110,501)    (73,225)
Investment in general partnership...........       --            --            --          (25,000)     --
Investment in Therma Shield, net of cash
 acquired...................................       --            --           (176,043)     --          --
Insurance proceeds (Note 7).................       --            --          1,001,007      --          47,660
Proceeds from surrender of life insurance
 policies...................................      319,109        --            --           --          --
Issuance of note receivable.................      (48,238)       --            --           --          --
                                              ------------  -------------  -----------  ----------  ----------
Net cash (used in) provided by investing
 activities.................................   (5,747,103)      (115,191)       55,483  (1,046,520)   (108,348)
FINANCING ACTIVITIES
Net proceeds (payouts) from revolving line
 of credit..................................      379,769      1,223,568      (670,008) (1,293,597) 12,186,980
Principal payments on long-term debt and
 capital lease obligations..................   (1,291,129)      (125,603)     (959,599)   (179,682) (16,996,866)
Proceeds from long-term borrowings..........    8,000,000        --            293,468     745,949   3,400,000
Purchase of treasury stock..................       --            --            --         (891,814)    (92,812)
                                              ------------  -------------  -----------  ----------  ----------
Net cash provided by (used in) financing
 activities.................................    7,088,640      1,097,965    (1,336,139) (1,619,144) (1,502,687)
                                              ------------  -------------  -----------  ----------  ----------
Net increase (decrease) in cash and cash
 equivalents................................      390,066       (175,551)      (23,748)   (825,330)    414,597
Cash and cash equivalents at beginning of
 year.......................................       --            572,115       595,863   1,421,193   1,006,596
                                              ------------  -------------  -----------  ----------  ----------
Cash and cash equivalents at end of year....   $  390,066    $   396,564   $   572,115  $  595,863  $1,421,193
                                              ------------  -------------  -----------  ----------  ----------
                                              ------------  -------------  -----------  ----------  ----------

                       See notes to financial statements.

                                  DEANCO, INC.
                         NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 1994, JUNE 30, 1994 AND 1993

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

    Deanco, Inc. (the "Company") is a distributor of electrical components for various manufacturers. The Company's corporate headquarters are based in California and it has sales and/or warehouse locations throughout the United States. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. There are no significant concentrations of credit risk at December 31, 1994.

    On October 1, 1994, the Company was acquired by Electrical Distribution Acquisition Company ("EDAC") pursuant to the terms of the Stock Purchase Agreement (the "Purchase Agreement") dated September 30, 1994 between EDAC and the former stockholders (the "Stockholders") of the Company (the "Acquisition"). The Purchase Agreement provided that the Stockholders would sell, and EDAC would purchase the shares of the Company for total consideration of approximately $20,449,000, consisting of $17,449,000 paid in cash and $3,000,000 in subordinated promissory notes issued to certain majority stockholders. The Acquisition has been accounted for under the purchase method of accounting as of the closing date. Accordingly, the Company's financial statements reflect the allocation of the purchase price to the assets and liabilities of the Company based upon their respective fair values.

  Concurrent with the Acquisition and in order to implement plans and actions designed to continue its competitive cost structures the Company recorded accrued restructuring costs totaling $1 million to cover costs of employee separations, facilities consolidations, asset relocation and related costs. The Company will continue to review such competitive actions throughout 1995 and continue to make purchase price adjustments (increase/decrease goodwill) as required.

CASH EQUIVALENTS

    The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

INVENTORIES

    Inventories are valued at the lower of cost (first-in, first-out method) or market.

PROPERTY, PLANT, AND EQUIPMENT

  Property, plant, and equipment are stated at cost, less allowances for depreciation and amortization. Depreciation and amortization are computed on either the straight-line method or the declining-balance method over the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred. Amortization of capital leases is included with depreciation and amortization expense.

COST IN EXCESS OF NET ASSETS OF BUSINESSES ACQUIRED

    Costs in excess of the net assets of acquired businesses (goodwill) are amortized on the straight-line basis over forty years.

INCOME TAXES

  The primary difference between the effective and the statutory tax rate is due to the amortization of goodwill, officers' life insurance premiums that are not deductible for tax purposes, and state taxes. The Company made income tax payments as follows: $311,975 and $227,872 for the three month periods ended December 31, 1994 and September 30, 1994, respectively, and $1,051,400, $1,212,500, and $164,849 for the years ended June 30, 1994, 1993, and 1992, respectively.

  Beginning July 1, 1993, the Company provides for income taxes in accordance with the liability method as set forth in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under

                                  DEANCO, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) the liability method, deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The principal differences relate to property and equipment, merchandise inventory, and compensated absences (see Note 6).

  Prior to the year ended June 30, 1994, the Company provided for deferred income taxes in accordance with Accounting Principles Board Opinion No. 11.

EARNINGS PER SHARE

  Net earnings per common share are determined by dividing the weighted average number of common shares outstanding during the year into net earnings.

RECLASSIFICATION

  Certain items in the 1992 and 1993 financial statements have been reclassified to conform with the 1994 presentation.

2.  BORROWING ARRANGEMENTS
  The Company entered into an amended and restated loan and security agreement with a bank on October 11, 1994. The agreement provides for a $20 million revolving line of credit with a five-year term secured by substantially all assets. The Company intends to maintain borrowings of at least the amount outstanding at December 31, 1994 under this agreement for an uninterrupted period extending beyond one year from the balance sheet date. Accordingly, the revolving line of credit agreement in place at December 31, 1994 has been treated as short-term debt expected to be refinanced on a long-term basis and, therefore, has been classified as long-term debt in the financial statements. As part of the revolving credit, the Company may also issue standby or merchandise letters of credit up to a maximum $2,500,000. Available borrowings under this agreement are based upon a percentage of accounts receivable and inventory. Proceeds of advances under the revolving credit were used to provide working capital and fund the

                                  DEANCO, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2.  BORROWING ARRANGEMENTS (CONTINUED)
acquisition. Interest on the borrowings is at prime plus 1%. Borrowings against the line of credit aggregated $11,826,713 at December 31, 1994, $10,223,375 at June 30, 1994, and $10,893,381 at June 30, 1993. Long-term debt and capitalized lease obligations consisted of the following:

                                           DECEMBER 31, 1994         JUNE 30, 1994           JUNE 30, 1993
                                         ----------------------  ----------------------  ----------------------
                                          CURRENT   NONCURRENT    CURRENT   NONCURRENT    CURRENT   NONCURRENT
                                         ---------  -----------  ---------  -----------  ---------  -----------
Term loan payable to a bank in
 escalating monthly installments
 through October 1999. Interest payable
 monthly at prime plus 2%..............  $ 666,664   $7,333,336  $  --       $  --       $  --       $  --
Subordinated promissory notes payable
 to former majority shareholders due in
 annual installments of $1,000,000
 beginning in 1997 through September
 30, 1999. Interest payable annually at
 8%....................................     --       3,000,000      --          --          --          --
Subordinated note payable to EDAC due
 December 31, 1999. Interest payable in
 periodic monthly installments at the
 lesser of the 30 month LIBOR rate plus
 3% or 9%..............................     --       5,981,617      --          --          --          --
Mortgage note payable to a bank paid in
 full in fiscal 1994 (see Note 7)......     --          --          --          --          10,880     502,598
Convertible, subordinated note payable
 to a corporation for the exchange of
 trade payables. Principal due June 30,
 2002, convertible into 57,500 shares
 of common stock at the option of the
 lender. Interest payable quarterly at
 prime plus 1%, but not less than 9%,
 nor more than 12%.....................     --          --          --       1,000,000      --       1,000,000
Unsecured note payable to a corporation
 for the purchase of a division
  Subordinated note due on January 1,
   1996; interest payable annually at
   8%..................................     --         700,000      --         700,000      --         700,000
  Subordinated note payable in annual
   installments of $166,667 (subject to
   certain covenants) on the first day
   of July 1993-1995. Interest payable
   monthly at 8%.......................    166,666      --         166,667     166,666     166,667     333,333
Capital lease obligations for office
 equipment and software. Payments are
 due monthly in various amounts through
 1998 with interest rates from
 9.4%-12.8%............................     90,996     196,279      98,354     237,212      46,925      45,521
Notes payable for purchase of stock in
 various annual principal installments
 with interest rates from 6.0% to 8.5%
 through June 1998.....................    191,052      99,519     191,052     281,392     191,052     472,444
Note payable for the purchase of stock
 in quarterly installments of principal
 and interest at 6.0% through 1997.....     41,612      91,040      40,391     112,156      38,055     152,548
Revolving line of credit based on the
 level of qualifying assets, interest
 payable monthly at prime plus 1% or
 LIBOR rate through October 1999;
 collateralized by substantially all
 assets................................     --      11,826,713      --      10,223,375      --      10,893,381
                                         ---------  -----------  ---------  -----------  ---------  -----------
                                         $1,156,990 $29,228,504  $ 496,464  $12,720,801  $ 453,579  $14,099,825
                                         ---------  -----------  ---------  -----------  ---------  -----------
                                         ---------  -----------  ---------  -----------  ---------  -----------

                                  DEANCO, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2.  BORROWING ARRANGEMENTS (CONTINUED)

    Aggregate maturities of long-term obligations, as of December 31, 1994, are as follows:

1995...........................................................  $1,156,990
1996...........................................................   2,017,855
1997...........................................................   2,707,610
1998...........................................................   3,192,636
1999...........................................................  21,310,403
                                                                 ----------
                                                                 $30,385,494
                                                                 ----------
                                                                 ----------

    Terms of the various debt agreements contain restrictions, among other things, on purchases of treasury stock, borrowings, capital expenditures, dividends, stock transactions, and require certain minimum financial ratios and results.

    At December 31, 1994, the Company was in violation of certain covenants. On November 9, 1995 the bank waived compliance with these covenants.

    The $1 million convertible subordinated note payable to a corporation for the exchange of trade payables outstanding at June 30, 1994 was cancelled as of September 30, 1994 and paid off in October 1994 with proceeds from the amended loan agreement. The Company was required to pay a $250,000 prepayment penalty in connection with this transaction.

    Interest paid totaled as follows: $468,259 and $273,058 for the three month periods ended December 31, 1994 and September 30, 1994, respectively, and $1,212,376, $1,026,864, and $1,265,664 for the years ended June 30, 1994,
1993, and 1992, respectively.

    During the year ended June 30, 1994, the Company entered into capital lease obligations totaling $293,468 for the acquisition of equipment. This amount is included in purchase of property, plant, and equipment, and proceeds from long-term borrowings in the statements of cash flow.

3.  EMPLOYEE BENEFIT PLANS
    The Company has a variety of employee benefit plans that provide for retirement and health insurance benefits as follows:

DEFINED CONTRIBUTION PLANS:

    The Company sponsors two qualified profit sharing plans for certain eligible employees. The contribution for one of the plans is determined in accordance with a formula defined by the Plan. The other Plan's contribution is determined by the Board of Directors. There were no contributions to the Plans for the three month periods ended December 31, 1994 and September 30, 1994. Contributions for the Plans aggregated $140,612, $113,000, and $15,000 for the years ended June 30, 1994, 1993, and 1992, respectively. The Company intends to terminate those plans in 1995.

    The Company also sponsors a 401(k) profit sharing plan whereby the Company contributes 25% of each plan participant's covered contribution up to certain specified limits. The Company's contributions to the plan aggregated $33,792 and $27,755 for the three month periods ended December 31, 1994 and September 30, 1994, respectively, and $119,251, $106,928, and $92,142 for the years ended June 30, 1994, 1993, and 1992, respectively.

    The Company also sponsored a qualified Employee Stock Ownership Plan under which contributions, either in the form of cash or stock of the Company, were paid to a trustee. Contributions were determined by

                                  DEANCO, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3.  EMPLOYEE BENEFIT PLANS (CONTINUED)
the Board of Directors and were limited to a maximum amount as stipulated in the Plan. The Company contributed $100,000 to the Plan in the year ended June 30, 1993. No contributions were made in the years ended June 30, 1994 and 1992. The Plan was terminated in connection with the acquisition of the Company.

HEALTH INSURANCE TRUST:

    The Company has a health insurance trust which provides benefits to certain employees and their eligible dependents for medical and dental expenses. The trust is funded by the Company and employee contributions and reimburses covered claims directly from the trust's funds. The Company has purchased an insurance policy to provide coverage which pays benefits if an individual's claims exceed $50,000 and aggregate claims for a year exceed 150% of the annual expected claims, as computed by the insurance company.

4.  LEASES
    The Company is committed under various operating lease agreements for office space (see Note 5) and equipment. Future minimum payments, by year and in the aggregate, under noncancelable operating leases with initial or remaining terms of one year or more, consisted of the following at December 31, 1994:

1995............................................................  $1,257,041
1996............................................................   1,102,901
1997............................................................     821,827
1998............................................................     674,143
1999............................................................     624,168
Thereafter......................................................   1,979,872
                                                                   ---------
                                                                  $6,459,952
                                                                   ---------
                                                                   ---------

    Rental expense for all operating leases amounted to $365,294 and $345,021 for the three month periods ended December 31, 1994 and September 30, 1994, respectively, and $1,299,917, $1,222,816, and $1,283,312 for the years ended June 30, 1994, 1993, and 1992, respectively.

5.  TRANSACTIONS WITH AFFILIATES
    The Company leases its Ithaca, New York office from a partnership in which a former majority stockholder of Deanco, Inc. is a partner. The lease expires on August 31, 1996, and rental charges are $101,027 annually for the term of the lease. The Company leased the Gaithersburg, Maryland offices from two separate partnerships formed by related parties of Deanco, Inc. at an annual rental of $49,620, which were terminated in June 1993.

    The Company charges Bob Dean, Inc. (principally owned by the former president and a former stockholder of Deanco, Inc. and his family) for accounting, maintenance, and clerical costs. These charges totaled $15,700, $14,541, and $19,369 in the years ended June 30, 1994, 1993, and 1992, respectively. In addition, the Company leases office space to Bob Dean, Inc. Rental income amounted to $5,544 in the years ended June 30, 1994, 1993, and 1992.

    Notes receivable from Bob Dean, Inc. of $29,580 at June 30, 1993 was paid in full in fiscal year 1994.

    Accounts receivable from Bob Dean, Inc. amounted to $9,901 and $23,305 as of June 30, 1994 and 1993.

    The Company is charged administrative fees since October 1, 1994 from a certain related party in the amount of $18,000 per month plus expenses.

    Receivable from former majority shareholder at December 31, 1994 represents amounts due for the purchase of certain life insurance policies that were previously owned by the Company.

                                  DEANCO, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

5.  TRANSACTIONS WITH AFFILIATES (CONTINUED)
    The Company was a 50% partner with another corporation in Uni-Trans Company, a general partnership. The partnership was formed effective October 1, 1991 for the purpose of developing, manufacturing, and selling products primarily to the rail and transit industry. Effective December 31, 1993 (the "Dissolution Date"), the general partnership was dissolved. Effective February 10, 1994, the Company and its partner entered into a Contract for Purchase and Sale of Partners Interest ("Purchase Contract"), whereby the Company purchased the partnership interest from its partner for $180,000. Among other things, the terms of the Purchase Contract provide for the Company to purchase all assets, assume all liabilities, and to be responsible for winding up the affairs of Uni-Trans Company including the completion of existing contractual obligations. The Company is continuing to pursue the rail and transit business under the name Therma Shield Systems Division ("Therma Shield"). The transaction has been accounted for as a purchase and Therma Shield operations have been included in the statements of operations since February 1, 1994.

    As of June 30, 1993, the Company had made capital contributions to the partnership of $25,000. Through the Dissolution Date, the Company was providing contract labor, administrative services, and certain other services to the partnership. Revenues provided from services to the partnership aggregated $80,819, $137,132, and $103,382 for the years ended June 30, 1994, 1993, and 1992, respectively. As of June 30, 1993, $10,070 was due from the partnership.

    Income (loss) from the partnership through the Dissolution Date was recorded on the equity method and is included in other income (expense) on the statements of operations in the amount of ($88,361) and $124,986 for the year ended June 30, 1994 and 1993, respectively.

6.  INCOME TAXES
    A reconciliation of the statutory U.S. Federal income tax rate to the effective income tax rate follows:

                                                           THREE MONTHS ENDED
                                                    --------------------------------        YEAR ENDED JUNE 30,
                                                     DECEMBER 31,     SEPTEMBER 30,   -------------------------------
                                                         1994             1994          1994       1993       1992
                                                    ---------------  ---------------  ---------  ---------  ---------
Statutory tax rate................................          (34%)             34%           34%        34%        34%
State taxes (net of federal benefit)..............           (5%)             11%            6%         7%         9%
Utilization of contribution carryforward..........        --                 (11%)          (2%)    --            (8%)
Nontaxable income -- life insurance proceeds......        --               --            --            (6%)    --
Nondeductible expenses:
  Subordinated note redemption premium............        --                  32%        --         --         --
  Amortization....................................            4%               5%            4%         2%        11%
  Officers' life insurance........................            1%               4%            2%         2%         9%
  Meals and entertainment.........................            2%               8%            2%         1%         5%
  Other, net......................................        --               --               (2%)    --            (2%)
                                                           -----            -----     ---------        ---        ---
Effective income tax rate.........................          (32%)             83%           44%        40%        58%
                                                           -----            -----     ---------        ---        ---
                                                           -----            -----     ---------        ---        ---

    Effective July 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method required by FASB Statement 109, "Accounting for Income Taxes". As permitted under the new rules, prior years financial statements have not been restated. The cumulative effect of adopting Statement 109 as of July 1, 1993 was to increase net income by $344,230.

                                  DEANCO, INC.
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6.  INCOME TAXES (CONTINUED)
    Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred tax assets and liabilities are as follows:

                                                                               DECEMBER 31,   JUNE 30,
                                                                                   1994         1994
                                                                               ------------  ----------
Deferred tax assets:
  Allowance for bad debts....................................................   $   67,194   $   69,715
  Depreciation...............................................................       78,905       88,282
  Deferred compensation......................................................       19,540       19,540
  Reserve for obsolescence...................................................      158,326      134,122
  Inventory cap..............................................................      525,711      465,633
  Vacation...................................................................      149,636      111,411
  Charitable contribution....................................................      114,995       --
  Interest...................................................................       49,503       --
                                                                               ------------  ----------
Deferred tax asset...........................................................    1,163,810      888,703
Deferred tax liabilities:
  Real estate taxes..........................................................   $    5,043   $    4,274
                                                                               ------------  ----------
Total deferred tax liabilities...............................................        5,043        4,274
                                                                               ------------  ----------
Net deferred tax asset.......................................................   $1,158,767   $  884,429
                                                                               ------------  ----------
                                                                               ------------  ----------
Classification of net deferred tax assets:
  Current....................................................................   $1,060,325   $  776,607
  Long-term..................................................................       98,442      107,822
                                                                               ------------  ----------
                                                                                $1,158,767   $  884,429
                                                                               ------------  ----------
                                                                               ------------  ----------

7.  EXTRAORDINARY ITEM -- WAREHOUSE CASUALTY GAIN
    On October 1, 1993, the Company experienced a fire which destroyed the Ithaca warehouse. The warehouse was collateral for a mortgage note which was repaid with insurance proceeds resulting from the fire. As of June 30, 1994, the Company had received insurance proceeds totaling $4,259,874. The excess of the insurance proceeds over the carrying value of the assets destroyed plus any expenses incidental to the fire is recorded as extraordinary item -- warehouse casualty gain in the year ended June 30, 1994, net of income taxes of $148,500.

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Electrical Distribution Acquisition Company

    We have audited the accompanying balance sheet of Electrical Distribution Acquisition Company and Subsidiary as of December 31, 1994, and the related statements of operations, stockholders' equity, and cash flows for the period October 1, 1994 to December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Electrical Distribution Acquisition Company and Subsidiary at December 31, 1994, and the results of its operations and its cash flows for the period October 1, 1994 to December 31, 1994, in conformity with generally accepted accounting principles.

                                       ERNST & YOUNG LLP



Syracuse, New York
April 14, 1995, except for Note 2
  as to which the date is November 9,
  1995 and Note 8 as to which the
  date is December 19, 1995

                  ELECTRICAL DISTRIBUTION ACQUISITION COMPANY
                                 AND SUBSIDIARY
                                 BALANCE SHEET
                               DECEMBER 31, 1994

ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................................................  $  393,285
  Trade accounts receivable, less allowance for uncollectible accounts of $171,631....  11,134,410
  Subscriptions receivable............................................................     161,125
  Inventory...........................................................................  14,755,117
  Note and accounts receivable from affiliates........................................       9,273
  Deferred income taxes (Note 6)......................................................   1,060,325
  Prepaid expenses....................................................................     374,765
  Other current assets................................................................     146,082
  Receivable from former majority shareholder (Note 5)................................     368,616
                                                                                        ----------
Total current assets..................................................................  28,402,998
OTHER ASSETS:
  Cash value of life insurance........................................................      10,245
  Cost in excess of net assets of businesses acquired, less accumulated amortization of $766,651........................................................................  14,362,114
  Unamortized loan expenses, less accumulated amortization of $31,890.................     616,031
  Deferred income taxes (Note 6)......................................................      98,442
  Other noncurrent assets.............................................................     297,191
                                                                                        ----------
Total other assets....................................................................  15,384,023
PROPERTY, PLANT, AND EQUIPMENT (Note 2):
  Land and buildings..................................................................     906,069
  Furniture, fixtures, and equipment..................................................   4,335,483
  Leasehold improvements..............................................................   1,152,943
                                                                                        ----------
                                                                                         6,394,495
  Less accumulated depreciation and amortization......................................  (4,584,453)
                                                                                        ----------
Total property, plant, and equipment..................................................   1,810,042
                                                                                        ----------
                                                                                        $45,597,063
                                                                                        ----------
                                                                                        ----------
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable and accrued expenses...............................................  $7,394,603
  Accrued payroll, payroll taxes, and vacation pay....................................   1,258,713
  Other payables......................................................................   1,213,319
  Current portion of long-term debt and capitalized lease obligations (Note 2)........   1,156,990
                                                                                        ----------
Total current liabilities.............................................................  11,023,625
LONG-TERM DEBT AND CAPITALIZED LEASE OBLIGATIONS, LESS CURRENT PORTION (Note 2).......  29,228,504
DEFERRED COMPENSATION.................................................................      49,916
                                                                                        ----------
Total liabilities.....................................................................  40,302,045
STOCKHOLDERS' EQUITY (Note 7):
  10% non-cumulative convertible preferred stock, $.50 par value; authorized, issued, and outstanding 11,100,000 shares; convertible into one share of common stock for
   each share of preferred stock at the option of the holder..........................   5,550,000
  Common Stock -- $.01 par value:
    Authorized -- 15,000,000 shares
    Issued and outstanding -- 3,452,950 shares........................................      34,530
  Paid-in capital.....................................................................     397,091
  Retained deficit from October 1, 1994...............................................    (536,603)
                                                                                        ----------
                                                                                         5,445,018
LESS SUBSCRIPTIONS RECEIVABLE.........................................................    (150,000)
                                                                                        ----------
                                                                                         5,295,018
COMMITMENTS (Note 4)
                                                                                        ----------
                                                                                        $45,597,063
                                                                                        ----------
                                                                                        ----------

                       See notes to financial statements.

                  ELECTRICAL DISTRIBUTION ACQUISITION COMPANY
                                 AND SUBSIDIARY
                            STATEMENT OF OPERATIONS
                      THREE MONTHS ENDED DECEMBER 31, 1994

Net sales....................................................................  $23,551,367
Cost of sales................................................................  18,494,764
                                                                               ----------
                                                                                5,056,603
Commission income............................................................      38,852
                                                                               ----------
                                                                                5,095,455
Selling and administrative expenses..........................................   4,763,353
                                                                               ----------
                                                                                  332,102
Interest expense.............................................................     668,229
Other expense -- net.........................................................     446,969
                                                                               ----------
Loss before income taxes.....................................................    (783,096)
Income taxes (credit) (Note 6):
  Currently payable:
    Federal..................................................................    (162,932)
    State....................................................................     (41,458)
  Deferred...................................................................     (42,103)
                                                                               ----------
                                                                                 (246,493)
                                                                               ----------
Net loss.....................................................................  $ (536,603)
                                                                               ----------
                                                                               ----------
Weighted average number of common shares outstanding.........................   3,452,950
                                                                               ----------
                                                                               ----------
Net loss per common share....................................................  $     (.16)
                                                                               ----------
                                                                               ----------

                       See notes to financial statements.

                  ELECTRICAL DISTRIBUTION ACQUISITION COMPANY
                                 AND SUBSIDIARY
                       STATEMENT OF STOCKHOLDERS' EQUITY
                      THREE MONTHS ENDED DECEMBER 31, 1994

                                                       10%
                                                   CONVERTIBLE
                                                    PREFERRED     COMMON
                                                      STOCK        STOCK     PAID-IN     RETAINED
                                                     $.50 PAR    $.01 PAR    CAPITAL      DEFICIT       TOTAL
                                                   ------------  ---------  ----------  -----------  ------------
11,100,000 shares issued on October 1, 1994......  $  5,550,000  $  --      $   --      $   --       $  5,550,000
3,452,950 shares issued on October 1, 1994.......       --          34,530     397,091      --            431,621
Net loss for the period..........................                                          (536,603)     (536,603)
                                                   ------------  ---------  ----------  -----------  ------------
                                                      5,550,000     34,530     397,091     (536,603)    5,445,018
Less subscriptions receivable....................      (150,000)    --          --          --           (150,000)
                                                   ------------  ---------  ----------  -----------  ------------
Balances at December 31, 1994....................  $  5,400,000  $  34,530  $  397,091  $  (536,603) $  5,295,018
                                                   ------------  ---------  ----------  -----------  ------------
                                                   ------------  ---------  ----------  -----------  ------------

                       See notes to financial statements.

                  ELECTRICAL DISTRIBUTION ACQUISITION COMPANY
                                 AND SUBSIDIARY
                             STATEMENT OF CASH FLOWS
                      THREE MONTHS ENDED DECEMBER 31, 1994

OPERATING ACTIVITIES
Net loss....................................................................  $  (536,603)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization.............................................      232,481
  Provision for losses on accounts receivable...............................        8,854
  Provision for deferred taxes..............................................      (42,103)
  Gain on sale of equipment.................................................         (803)
  Changes in operating assets and liabilities, net:.........................
    Decrease in accounts receivable.........................................    1,373,790
    Increase in inventory...................................................     (333,068)
    Increase in prepaid expenses and other assets...........................     (156,033)
    Decrease in accounts payable and accrued expenses.......................   (1,525,919)
                                                                              -----------
Net cash used in operating activities.......................................     (979,404)

INVESTING ACTIVITIES
Acquisition of Deanco, Inc. net of cash acquired of $396,564................  (17,284,637)
Purchase of property, plant, and equipment..................................     (270,901)
Proceeds from sale of equipment.............................................        1,648
Payments on note receivable.................................................          423
Increase in cash value of life insurance....................................     (118,565)
Proceeds from surrender of life insurance policies..........................      319,109
Issuance of note receivable.................................................      (15,142)
                                                                              -----------
Net cash used in investing activities.......................................  (17,368,065)
FINANCING ACTIVITIES
Proceeds from issuance of common and preferred stock........................    5,831,620
Proceeds from issuance of subordinated debt.................................    5,820,494
Proceeds from term loan.....................................................    8,000,000
Net proceeds from revolving line of credit..................................      379,769
Principal payments on long-term debt and capital lease obligations..........   (1,291,129)
                                                                              -----------
Net cash provided by financing activities...................................   18,740,754
                                                                              -----------
Net increase (decrease) in cash and cash equivalents........................      393,285
Cash and cash equivalents at beginning of period............................      --
                                                                              -----------
Cash and cash equivalents at end of period..................................  $   393,285
                                                                              -----------
                                                                              -----------

                       See notes to financial statements.

           ELECTRICAL DISTRIBUTION ACQUISITION COMPANY AND SUBSIDIARY
                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1994

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
DESCRIPTION OF BUSINESS

    Electrical Distribution Acquisition Company and its wholly-owned subsidiary Deanco, Inc. (the "Company") is a distributor of electrical components for various manufacturers. The Company's corporate headquarters are based in California and it has sales and/or warehouse locations throughout the United States. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. There are no significant concentrations of credit risk at December 31, 1994.

    On October 1, 1994, the Subsidiary was acquired by Electrical Distribution Acquisition Company ("EDAC") pursuant to the terms of the Stock Purchase Agreement (the "Purchase Agreement") dated September 30, 1994 between EDAC and the former stockholders (the "Stockholders") of the Subsidiary (the "Acquisition"). The Purchase Agreement provided that the Stockholders would sell, and EDAC would purchase the shares of the Subsidiary for total consideration of approximately $20,449,000, consisting of $17,449,000 paid in cash and $3,000,000 in subordinated promissory notes issued to certain majority stockholders. The Acquisition has been accounted for under the purchase method of accounting as of the closing date. Accordingly, the Company's financial statements reflect the allocation of the purchase price to the assets and liabilities of the Company based upon their respective fair values.

    Concurrent with the Acquisition and in order to implement plans and actions designed to continue its competitive cost structures the Company recorded accrued restructuring costs totaling $1 million to cover costs of employee separations, facilities consolidations, asset relocation and related costs. The Company will continue to review such competitive actions throughout 1995 and continue to make purchase price adjustments (increase/decrease goodwill) as required.

CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany transactions are eliminated in consolidation.

CASH EQUIVALENTS

    The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

INVENTORIES

    Inventories are valued at the lower of cost (first-in, first-out method) or market.

PROPERTY, PLANT, AND EQUIPMENT

    Property, plant, and equipment are stated at cost, less allowances for depreciation and amortization. Depreciation and amortization are computed on either the straight-line method or the declining-balance method over the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred. Amortization of capital leases is included with depreciation and amortization expense. The depreciation expense for the three months ended December 31, 1994 was $98,500.

COST IN EXCESS OF NET ASSETS OF BUSINESSES ACQUIRED

    Costs in excess of the net assets of previously acquired businesses are amortized on the straight-line basis over forty years. Organization costs are amortized on the straight-line basis over five years.

INCOME TAXES

    The primary difference between the effective and the statutory tax rates is due to the amortization of goodwill, officers' life insurance premiums that are not deductible for tax purposes, and state taxes. The Company made income tax payments of $311,975 for the three months ended December 31, 1994.

           ELECTRICAL DISTRIBUTION ACQUISITION COMPANY AND SUBSIDIARY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The Company provides for income taxes in accordance with the liability method as set forth in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. The principal differences relate to property and equipment, merchandise inventory, and compensated absences (see Note 6).

EARNING PER SHARE

    Net earning per share are determined by dividing the weighted average number of common shares outstanding during the year into net earnings. Conversion of the convertible preferred stock has not been assumed as the effects would be anti-dilutive.

2.  BORROWING ARRANGEMENTS

    The Company entered into an amended and restated loan and security agreement with a bank on October 11, 1994. The agreement provides for a $20 million revolving line of credit with a five-year term secured by substantially all assets. The Company intends to maintain borrowings of at least the amount outstanding at December 31, 1994 under this agreement for an uninterrupted period extending beyond one year from the balance sheet date. Accordingly, the revolving line of credit agreement in place at December 31, 1994 has been treated as short-term debt expected to be refinanced on a long-term basis and, therefore, has been classified as long-term debt in the financial statements. As part of the revolving credit, the Company may also issue standby or merchandise letters of credit up to a maximum $2,500,000. Available borrowings under this agreement are based upon a percentage of accounts receivable and inventory. Proceeds of advances under the revolving credit were used to provide working capital and fund the acquisition. Interest on the borrowings is at prime plus 1%. Borrowings against the line of credit aggregated $11,826,713 at December 31, 1994.

           ELECTRICAL DISTRIBUTION ACQUISITION COMPANY AND SUBSIDIARY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2.  BORROWING ARRANGEMENTS (CONTINUED)
    Long-term debt and capitalized lease obligations consisted of the following at December 31, 1994:

                                                                                  DECEMBER 31, 1994
                                                                             ---------------------------
                                                                               CURRENT      NONCURRENT
                                                                             ------------  -------------
Term loan payable to a bank in escalating monthly installments through
 October 1999. Interest payable monthly at prime plus 2%...................  $    666,664  $   7,333,336
Subordinated promissory notes payable to former majority shareholders due in annual installments of $1,000,000 beginning in 1997 through September
 30, 1999. Interest payable annually at 8%.................................       --           3,000,000
Subordinated notes payable to investors, management, and Sequoia Associates due December 31, 1999. Interest payable in periodic monthly installments
 at the lesser of the 30 month LIBOR rate plus 3% or 9%....................       --           5,981,617
Unsecured note payable to a corporation for the purchase of a division
  - Subordinated note due on January 1, 1996; interest payable annually at
    8%.....................................................................       --             700,000
  - Subordinated note payable in annual installments of $166,667 (subject to certain covenants) on the first day of July 1993 -- 1995. Interest
    payable monthly at 8%..................................................       166,666       --
Capital lease obligations for office equipment and software. Payments are due monthly in various amounts through 1998 with interest rates from 9.4%
 -- 12.8%..................................................................        90,996        196,279
Note payable for purchase of stock in various annual principal installments
 with interest rates from 6.0% to 8.5% through June 1998...................       191,052         99,519
Note payable for the purchase of stock in quarterly installments of
 principal and interest at 6.0% through 1997...............................        41,612         91,040
Revolving line of credit based on the level of qualifying assets, interest payable monthly at prime plus 1% or LIBOR rate through October 1999;
 collateralized by substantially all assets................................       --          11,826,713
                                                                             ------------  -------------
                                                                             $  1,156,990  $  29,228,504
                                                                             ------------  -------------
                                                                             ------------  -------------

    Aggregate maturities of long-term obligations, as of December 31, 1994, are as follows:

1995...................................................  $1,156,990
1996...................................................   2,017,855
1997...................................................   2,707,610
1998...................................................   3,192,636
1999...................................................  21,310,403
                                                         ----------
                                                         $30,385,494
                                                         ----------
                                                         ----------

    Terms of the various debt agreements contain restrictions, among other things, on purchases of treasury stock, borrowings, capital expenditures, dividends, stock transactions, and require certain minimum financial ratios and results.

    At December 31, 1994, the Company was in violation of certain covenants. On November 9, 1995, the bank waived compliance with these covenants.

    Interest paid totaled $468,259 for the three months ended December 31, 1994.

           ELECTRICAL DISTRIBUTION ACQUISITION COMPANY AND SUBSIDIARY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3.  EMPLOYEE BENEFIT PLANS
    The Company has a variety of employee benefit plans that provide for retirement and health insurance benefits as follows:

DEFINED CONTRIBUTION PLANS:

    The Company sponsors two qualified profit sharing plans for certain eligible employees. The contribution for one of the plans is determined in accordance with a formula defined by the plan. The other plan's contribution is determined by the Board of Directors. There were no contributions to the Plans for the three months ended December 31, 1994. The Company intends to terminate these plans in 1995.

    The Company also sponsors a 401(k) profit sharing plan whereby the Company contributes 25% of each plan participant's covered contribution up to certain specified limits. The Company's contributions to the plan aggregated $33,792 for the three months ended December 31, 1994.

HEALTH INSURANCE TRUST:

    The Company has a health insurance trust which provides benefits to certain employees and their eligible dependents for medical and dental expenses. The trust is funded by the Company and employee contributions and reimburses covered claims directly from the trust's funds. The Company has purchased an insurance policy to provide coverage which pays benefits if an individual's claims exceed $50,000 and aggregate claims for a year exceed 150% of the annual expected claims, as computed by the insurance company.

4.  LEASES
    The Company is committed under various operating lease agreements for office space (see Note 5) and equipment. Future minimum payments, by year and in the aggregate, under noncancelable operating leases with initial or remaining terms of one year or more, consisted of the following at December 31, 1994:

1995....................................................  $1,257,041
1996....................................................   1,102,901
1997....................................................     821,827
1998....................................................     674,143
1999....................................................     624,168
Thereafter..............................................   1,979,872
                                                           ---------
                                                          $6,459,952
                                                          ---------
                                                          ---------

    Rental expense for all operating leases amounted to $365,294 for the three months ended December 31, 1994.

5.  TRANSACTIONS WITH RELATED PARTIES
    The Company leases its Ithaca, New York office from a partnership in which a former majority stockholder of Deanco, Inc. is a partner. The lease expires on August 31, 1996, and rental charges are $101,027 annually for the term of the lease.

    The Company is charged administrative fees from a certain related party in the amount of $18,000 per month plus expenses.

    Receivable from former majority shareholder at December 31, 1994 represents amounts due for the purchase of certain life insurance policies that were previously owned by the Company.

           ELECTRICAL DISTRIBUTION ACQUISITION COMPANY AND SUBSIDIARY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

6.  INCOME TAXES
    A reconciliation of the statutory U.S. Federal income tax rate to the effective income tax rate follows:

                                                                                            THREE MONTHS
                                                                                                ENDED
                                                                                            DECEMBER 31,
                                                                                                1994
                                                                                           ---------------
Statutory tax rate.......................................................................          (34%)
State taxes (net of federal benefit).....................................................           (5%)
Nondeductible expenses:
  Amortization...........................................................................            4%
  Officers' life insurance...............................................................            1%
  Meals and entertainment................................................................            2%
                                                                                                  -----
Effective income tax rate................................................................          (32%)
                                                                                                  -----
                                                                                                  -----

    Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred tax assets and liabilities as of December 31, 1994 are as follows:

                                                                                            DECEMBER 31,
                                                                                                1994
                                                                                            ------------
Deferred tax assets:
  Allowance for bad debts.................................................................   $   67,190
  Depreciation............................................................................       78,901
  Deferred compensation...................................................................       19,541
  Reserve for obsolescence................................................................      158,317
  Interest................................................................................       49,558
  Inventory cap...........................................................................      525,685
  Vacation................................................................................      149,629
  Contribution carryforward...............................................................      114,989
                                                                                            ------------
Total deferred tax assets.................................................................    1,163,810
Less valuation allowance..................................................................       --
                                                                                            ------------
Deferred tax asset........................................................................    1,163,810
Deferred tax liabilities:
  Real estate taxes.......................................................................   $    5,043
                                                                                            ------------
Total deferred tax liabilities............................................................        5,043
                                                                                            ------------
Net deferred tax asset....................................................................   $1,158,767
                                                                                            ------------
                                                                                            ------------
Classification of net deferred tax assets:
  Current.................................................................................   $1,060,325
  Long-term...............................................................................       98,442
                                                                                            ------------
                                                                                             $1,158,767
                                                                                            ------------
                                                                                            ------------

           ELECTRICAL DISTRIBUTION ACQUISITION COMPANY AND SUBSIDIARY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7.  STOCKHOLDERS' EQUITY
    The Company may at any time, at its option, redeem all or any portion of the outstanding preferred shares. The redemption price shall be equal to the liquidation preference ($.50 per share) plus all accrued but unpaid dividends through the redemption date. The Company must give at least 60 days prior written notice of the redemption election. Each holder of preferred shares has the same voting rights as a holder of common shares. The Company has reserved 11,100,000 shares of authorized common stock for issuance upon the conversion of shares of the preferred stock. So long as the preferred stock is outstanding, the Company shall not declare or pay any dividend (other than stock dividends) or other distribution in respect of its common stock, or purchase or otherwise acquire for any consideration (other than in shares of its common stock) shares of its common stock, unless all dividends accrued and unpaid with respect to the preferred shares are simultaneously declared and paid.

8.  SUBSEQUENT EVENTS
    Effective November 15, 1995, the shareholders of the Company's stock entered into an agreement with Richey Electronics, Inc. ("Richey") for the sale of all the Company's common and preferred stock. Effective with the close of business on December 19, 1995, Richey acquired all of the outstanding shares of the Company's stock. Also in connection with this transaction subordinated notes payable to investors, management, and Sequoia Associates, totaling $5,981,617 at December 31, 1994, were assumed and paid off by Richey.

                                                                    APPENDIX 2


                            RICHEY ELECTRONICS, INC.
                          UNAUDITED PRO FORMA CONDENSED
                          COMBINED FINANCIAL STATEMENTS



These pro forma financial statements reflect the December 20, 1995 acquisition of Electrical Distribution Acquisition Company (EDAC) and its wholly owned subsidiary, Deanco, Inc. The pro forma balance sheet and income statement present the balance sheet as if the transaction occurred on September 29, 1995 and the income statement as if the transaction occurred at the beginning of the nine months ended September 29, 1995 and the year ended December 31, 1994.

The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma operations and financial information do not purport to represent what the Company's financial position or results of operations would actually have been had the transactions in fact occurred on such date or to project the Company's financial position or results of operations for any future date or period.

A further description of the purchase business combination, nature and amount of consideration given and pro forma adjustments follow the pro forma financial statements.

RICHEY ELECTRONICS, INC.

UNAUDITED PRO FORMA CONDENSED INCOME STATEMENT
Year Ended December 31, 1994



                                             Richey                                                   Unaudited       Pro Forma
                                           Electronics,         EDAC and            Combined          Pro Forma         after
                                               Inc.            Subsidiary          Historical        Adjustments     Adjustments
---------------------------------------------------------------------------------------------------------------------------------

Net sales                                 $  90,266,000     $  100,563,000      $  190,829,000      $          -     $190,829,000
Cost of goods sold                           68,176,000         75,605,000         143,781,000                 -      143,781,000
                                          ---------------------------------------------------------------------------------------

      GROSS PROFIT                           22,090,000         24,958,000          47,048,000                 -       47,048,000
                                          ---------------------------------------------------------------------------------------

Operating expenses:                                                                                   (4,355,000)(3)
  Selling, warehouse, general and                                                                        (30,000)(1)
    administrative                           16,750,000         22,422,000          39,172,000           125,000 (1)    34,912,000
                                                                                                       1,175,000 (1)
  Amortization of intangibles                   568,000            276,000             844,000          (276,000)(1)     1,743,000
                                          ----------------------------------------------------------------------------------------
                                             17,318,000         22,698,000          40,016,000        (3,361,000)       36,655,000
                                          ----------------------------------------------------------------------------------------

      OPERATING INCOME                        4,772,000          2,260,000           7,032,000         3,361,000        10,393,000

Interest expense                              1,606,000          1,604,000           3,210,000         2,525,000 (4)     5,735,000
                                          ----------------------------------------------------------------------------------------

    Income before income taxes                3,166,000            656,000           3,822,000           836,000         4,658,000

Federal and state income tax                  1,273,000            332,000           1,605,000           695,000 (2)     2,300,000
                                          ----------------------------------------------------------------------------------------

      INCOME BEFORE EXTRAORDINARY ITEM     $  1,893,000         $  324,000        $  2,217,000      $    141,000      $  2,358,000
                                          ----------------------------------------------------------------------------------------
                                          ----------------------------------------------------------------------------------------

Earnings per common share                  $       0.32                                                               $       0.40
                                          -------------                                                               ------------
                                          -------------                                                               ------------

Weighted average number of common
  shares outstanding                          5,889,000                                                                  5,889,000
                                          -------------                                                               ------------
                                          -------------                                                               ------------


See Notes to Pro Forma Financial Statements.

RICHEY ELECTRONICS, INC.

UNAUDITED PRO FORMA CONDENSED INCOME STATEMENT
Nine Months Ended September 29, 1995


                                         Richey                                                                        Pro Forma
                                       Electronics,          EDAC and           Combined           Pro Forma             after
                                          Inc.             Subsidiary          Historical         Adjustments         Adjustments
----------------------------------------------------------------------------------------------------------------------------------
Net sales                            $  83,704,000       $  77,908,000      $  161,612,000       $           -      $  161,612,000
Cost of goods sold                      63,600,000          58,099,000         121,699,000                   -         121,699,000
                                     ---------------------------------------------------------------------------------------------

      GROSS PROFIT                      20,104,000          19,809,000          39,913,000                   -          39,913,000
                                     ---------------------------------------------------------------------------------------------

Operating expenses:                                                                                (3,375,000)(3)
  Selling, warehouse, general and                                                                     (95,000)(1)
    administrative                      14,658,000          16,325,000          30,983,000             95,000 (1)       27,608,000
                                                                                                      880,000 (1)
  Amortization of intangibles              317,000             398,000             715,000           (398,000)(1)        1,197,000
                                     ---------------------------------------------------------------------------------------------
                                        14,975,000          16,723,000          31,698,000         (2,893,000)          28,805,000
                                     ---------------------------------------------------------------------------------------------

      OPERATING INCOME                   5,129,000           3,086,000           8,215,000          2,893,000           11,108,000

  Interest expense                         687,000           2,256,000           2,943,000          1,800,000 (4)        4,743,000
                                     ---------------------------------------------------------------------------------------------

    Income before income taxes           4,442,000             830,000           5,272,000          1,093,000            6,365,000

Federal and state income tax             1,783,000             372,000           2,155,000            630,000 (2)        2,785,000
                                     ---------------------------------------------------------------------------------------------

      NET INCOME                      $  2,659,000          $  458,000        $  3,117,000       $     463,000        $  3,580,000
                                     ---------------------------------------------------------------------------------------------
                                     ---------------------------------------------------------------------------------------------

Earnings per common share             $       0.35                                                                    $       0.47
                                     -------------                                                                    ------------
                                     -------------                                                                    ------------

Weighted average number of common
  shares outstanding                     7,688,000                                                                       7,688,000
                                     -------------                                                                    ------------
                                     -------------                                                                    ------------


See Notes to Pro Forma Financial Statements.

RICHEY ELECTRONICS, INC.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
September 29, 1995


                                         Richey                                                                        Pro Forma
                                       Electronics,          EDAC and           Combined           Pro Forma             after
ASSETS                                     Inc.             Subsidiary          Historical         Adjustments         Adjustments
----------------------------------------------------------------------------------------------------------------------------------
Current Assets
  Cash                               $   1,776,000         $   310,000       $   2,086,000       $           -       $   2,086,000
  Trade receivables                     14,239,000          13,355,000          27,594,000                   -          27,594,000
  Inventories                           17,358,000          13,087,000          30,445,000                   -          30,445,000
                                                                                                       580,000 (2)
  Deferred income taxes                  1,427,000           1,060,000           2,487,000           1,490,000 (1)       4,557,000
  Other current assets                     345,000             463,000             808,000            (192,000)(1)         616,000
                                     ---------------------------------------------------------------------------------------------

      TOTAL CURRENT ASSETS              35,145,000          28,275,000          63,420,000           1,878,000          65,298,000
                                     ---------------------------------------------------------------------------------------------

Improvements and Equipment               1,931,000           1,989,000           3,920,000            (200,000)(1)       3,720,000
                                     ---------------------------------------------------------------------------------------------

Other Assets and Intangibles:
  Deferred taxes                         2,430,000                   -           2,430,000                   -           2,430,000
  Other intangibles                      1,987,000                   -           1,987,000                   -           1,987,000

  Costs in excess of net assets of                                                                  46,845,000 (1)
    business acquired                      757,000          15,041,000          15,798,000         (15,041,000)(1)      47,602,000

                                                                                                       500,000 (1)
  Deferred debt costs                            -             503,000             503,000            (503,000)(1)         500,000


  Deposits and other                        82,000             405,000             487,000             (26,000)(1)         461,000
                                     ---------------------------------------------------------------------------------------------

      TOTAL OTHER ASSETS                 5,256,000          15,949,000          21,205,000          31,775,000          52,980,000
                                     ---------------------------------------------------------------------------------------------

      TOTAL ASSETS                   $  42,332,000       $  46,213,000       $  88,545,000       $  33,453,000      $  121,998,000
                                     ---------------------------------------------------------------------------------------------
                                     ---------------------------------------------------------------------------------------------


See Notes to Pro Forma Financial Statements.

RICHEY ELECTRONICS, INC.

September 29, 1995

                                          Richey                                                                        Pro Forma
                                        Electronics,         EDAC and           Combined           Pro Forma             after
LIABILITIES                                 Inc.            Subsidiary          Historical         Adjustments         Adjustments
----------------------------------------------------------------------------------------------------------------------------------
Current Liabilities
  Current maturities of long-term debt  $          -     $   2,088,000       $   2,088,000      $  (1,000,000)(1)    $   1,088,000
  Revolving line of credit                 3,131,000                 -           3,131,000                  -            3,131,000
  Accounts payable                        10,262,000         7,578,000          17,840,000                  -           17,840,000
  Accrued expenses                         1,756,000         2,843,000           4,599,000                  -            4,599,000
                                                                                                    1,450,000 (2)
  Restructuring and transaction costs              -           643,000             643,000          4,500,000 (1)        6,593,000
                                       -------------------------------------------------------------------------------------------

      TOTAL CURRENT LIABILITIES           15,149,000        13,152,000          28,301,000          4,950,000           33,251,000
                                       -------------------------------------------------------------------------------------------

Stock payment notes                                -                 -                   -         34,106,000 (1)       34,106,000
8% subordinated long-term notes payable            -         3,000,000           3,000,000                  -            3,000,000
EDAC stockholder notes                             -         5,962,000           5,962,000                  -            5,962,000
Long-term debt                                     -        18,366,000          18,366,000          1,000,000 (1)       19,366,000
                                       -------------------------------------------------------------------------------------------
                                                   -        27,328,000          27,328,000         35,106,000           62,434,000
                                       -------------------------------------------------------------------------------------------

Stockholders' Equity
  Preferred stock                                  -         5,550,000           5,550,000         (5,550,000)(1)                -
  Common stock                                 9,000            33,000              42,000            (33,000)(1)            9,000
  Additional paid-in capital              20,976,000           379,000          21,355,000           (379,000)(1)       20,976,000
  Stock subscription receivable                    -          (150,000)           (150,000)(1)        150,000 (1)                -

                                                                                                     (870,000)(2)
  Retained earnings (deficit)              6,198,000           (79,000)          6,119,000             79,000 (1)        5,328,000
                                       -------------------------------------------------------------------------------------------

      TOTAL STOCKHOLDERS' EQUITY          27,183,000         5,733,000          32,916,000          (6,603,000)         26,313,000
                                       -------------------------------------------------------------------------------------------

      TOTAL LIABILITIES AND EQUITY     $  42,332,000     $  46,213,000       $  88,545,000       $  33,453,000      $  121,998,000
                                       -------------------------------------------------------------------------------------------
                                       -------------------------------------------------------------------------------------------


See Notes to Pro Forma Financial Statements.

RICHEY ELECTRONICS, INC.

NOTES TO PRO FORMA FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 1.  DESCRIPTION OF PURCHASE

On December 20, 1995, the Company completed the purchase of all the issued and outstanding capital stock of Electrical Distribution Acquisition Company (EDAC). EDAC, a holding company, and its wholly owned subsidiary, Deanco, Inc. (Deanco), were acquired for $34,106,000 of stock payment notes, the assumption of $5,962,000 of existing EDAC stockholder notes and the assumption of all other debt of Deanco.

As payment to the EDAC shareholders for their stock, Richey agreed to deliver promissory notes (stock payment notes) due January 2, 1996. These stock payment notes bear interest at 4.79% and are secured by an irrevocable standby letter of credit issued by Richey's lender.

On December 20, 1995, the Company also entered a new credit agreement secured by all assets which expires December 31, 1999. The new credit line is comprised of a revolving credit line of $45,000,000 and a $30,000,000 term loan. The acquisition will be financed by the $30,000,000 term loan which will be fully drawn on to fund the payment of the stock payment notes. The balance of the stock payment notes, the assumption of the EDAC shareholder notes of $5,962,000 plus interest and the repayment of certain Deanco obligations to its bank of $19,100,000 will be funded by the revolving credit facility. The term loan requires no principal payments for the year ending December 31, 1996, $7,500,000 for 1997, $10,000,000 for 1998 and $12,500,000 for 1999.


NOTE 2.  NATURE AND AMOUNT OF CONSIDERATION GIVEN

The preliminary allocation of purchase price based on September 29, 1995 unaudited financial statement information is as follows:

CONSIDERATION
  Purchase price for EDAC stock, consideration provided with stock
    payment notes, due January 2, 1996                                                 $  34,106,000
  Assumption of EDAC stockholder notes, due January 2, 1996                                5,962,000
  Liabilities assumed, not including EDAC stockholder notes and stock
    payment notes                                                                         34,518,000
  Restructuring costs of acquired company                                                  3,100,000
  Transactions costs, including debt issuance costs                                        1,400,000
                                                                                        ------------

                                                                                        $ 79,086,000
                                                                                        ------------
                                                                                        ------------


RICHEY ELECTRONICS, INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 2.  NATURE AND AMOUNT OF CONSIDERATION GIVEN, CONTINUED

ALLOCATED TO
  Estimated fair value of tangible assets acquired                                     $  31,741,000
  Debt issuance costs                                                                        500,000
  Costs in excess of net assets of business acquired (goodwill)                           46,845,000
                                                                                       -------------

                                                                                       $  79,086,000
                                                                                       -------------
                                                                                       -------------


The Company anticipates that it will record an accrual in the fourth quarter of 1995 of approximately $1,450,000 to cover costs associated with closure of certain of its own facilities and other costs associated with the consolidation of the operations of Deanco into the Company. These costs are expected to be paid out over the next year, except for amounts related to longer term leases. This accrual has been reflected in the pro forma balance sheet but has not been considered in the pro forma statements of operations because it is a material nonrecurring charge.

The components of the restructuring cost, including those costs expected to be charged to the Company's fourth quarter income statement and those related to Deanco, which are recorded as a purchase accounting adjustment, are as follows:

                                                                                 Purchase          Charged to
                                                                                Accounting          Retained
                                                                                Adjustment          Earnings
                                                                             ----------------------------------
Costs related to termination of existing Deanco
  computer systems and facility lease obligations                             $  1,750,000        $          -
Severance for terminated Deanco employees                                        1,000,000                   -
Severance for terminated Richey employees                                                -             100,000
Costs to relocate inventory and facilities to combined
facilities                                                                               -              75,000
Lease obligations for Richey facilities that will be closed                              -             400,000
Computer conversion costs                                                                -             250,000
Costs associated with changing corporate name
  to Richey Electronics, Inc. for combined operations                                    -             100,000
Richey furniture and fixtures disposed                                                   -             150,000
Other, including travel costs and other out-of-pocket
  expenses related to transaction                                                   50,000             100,000
Costs to eliminate certain distribution agreements,
  primarily to write off inventory and restocking costs                            300,000             200,000
Prepayment penalty for Richey debt obligations                                           -              75,000
                                                                              --------------------------------

                                                                              $  3,100,000        $  1,450,000
                                                                              --------------------------------
                                                                              --------------------------------

RICHEY ELECTRONICS, INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 3.  BALANCE SHEET PRO FORMA ADJUSTMENTS

The following is a description and summary of the pro forma adjustments related to the combined balance sheets.


                                                                                                     Dr. (Cr.)
                                                                                                 --------------
(1)  Long-term debt                                                                               $ (1,000,000)
     Current maturities of long-term debt                                                            1,000,000
     Stock payment notes                                                                           (34,106,000)
     Preferred stock                                                                                 5,550,000
     Common stock and stock subscription                                                              (117,000)
     Additional paid-in capital                                                                        379,000
     Retained earnings (deficit)                                                                       (79,000)
     Cost in excess of net assets of business acquired, acquisition by Richey                       46,845,000
     Cost in excess of net assets of business acquired, prior acquisitions by
       EDAC                                                                                        (15,041,000)
     Improvements and equipment                                                                       (200,000)
     Deferred debt costs incurred by Richey                                                            500,000
     Deferred debt costs, EDAC                                                                        (503,000)
     Restructuring and transaction costs                                                            (4,500,000)
     Deferred income taxes                                                                           1,490,000
     Other current assets                                                                             (192,000)
     Other assets                                                                                      (26,000)

          To record purchase accounting adjustments based upon terms of transaction in accordance with Accounting Principles Board Statement No. 16. Includes $34,106,000 stock payment notes due January 2, 1996 to former shareholders of EDAC and obligation to redeem $5,962,000 of shareholder notes due on January 2, 1996 to former shareholders of EDAC. These notes were paid in full on January 2, 1996 from proceeds of the Company's $30,000,000 term loan and the balance, $10,068,000, with an advance on the Company's $45,000,000 four-year revolving line of credit.

          The Company intends to maintain borrowings of at least the amount borrowed on December 20, 1995 to fund the acquisition and the portion to be drawn on January 2, 1996 for an uninterrupted period extending beyond one year; therefore, the pro forma amount of $19,100,000 as of September 29, 1995 and the $10,068,000 to be paid on January 2, 1996 under the line of credit are classified as long-term debt. In addition, the $30,000,000 paid from the term loan is classified as long term.

RICHEY ELECTRONICS, INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 3.  BALANCE SHEET PRO FORMA ADJUSTMENTS, CONTINUED


                                                                       Dr. (Cr.)
                                                                   --------------
(2)  Retained earnings                                              $    870,000
     Restructuring costs                                              (1,450,000)
     Deferred income taxes                                               580,000


          To record restructuring costs, net of taxes associated with costs incurred by Richey to consolidate operations as a result of this acquisition.


NOTE 4.  INCOME STATEMENT PRO FORMA ADJUSTMENTS

The pro forma adjustments associated with the income statement represent those items directly attributable to the acquisition and are as follows:


                                                                               Nine Months             Twelve
                                                                                  Ended             Months Ended
                                                                               September 29,        December 31,
                                                                                   1995                1994
                                                                              -----------------------------------
(1)  Eliminate EDAC amortization of acquisition cost in
       excess of net assets of business acquired                               $  (398,000)        $  (276,000)
     Eliminate EDAC deferred debt costs amortization                               (95,000)            (30,000)
     New deferred debt costs amortization                                           95,000             125,000
     Amortization of acquisition cost in excess of net assets
       of business acquired                                                        880,000           1,175,000

       To record estimated amortization of acquisition cost in excess of net assets of business acquired over 40-year life and amortization of debt costs over four years and eliminate EDAC amortization.


(2)  Income tax expense                                                            630,000             695,000

       To adjust income tax expense to give effect to the pro forma adjustments based on a 40% tax rate applied to taxable income. Taxable income is income before the provision for income taxes plus nondeductible goodwill amortization.

RICHEY ELECTRONICS, INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 4.  INCOME STATEMENT PRO FORMA ADJUSTMENTS, CONTINUED


                                                                               Nine Months             Twelve
                                                                                  Ended             Months Ended
                                                                               September 29,        December 31,
                                                                                   1995                1994
                                                                            -------------------------------------
(3)  Salaries, employee benefits and facility expense                        $  (3,375,000)      $  (4,355,000)

       To eliminate salary and related expenses resulting from termination of redundant corporate and branch employees and duplicate facilities directly attributable to the acquisition.

In addition to these cost savings directly attributable to the acquisition, the Company anticipates it can eliminate an additional $1,000,000 of annual costs through further reductions in branch operating expenses, freight and advertising costs.

(4)  Interest expense                                                            1,800,000           2,525,000

       To record interest expense associated with financing of stock acquisition assuming 8.2% interest rate, net of impact of interest rate reduction on existing debt.

       The effect on pretax income of interest varying by 1/8% from those used in the pro forma adjustment is $55,000 for the nine months ended September 29, 1995 and $65,000 for the year ended December 31, 1994.


NOTE 5. ELECTRICAL DISTRIBUTION ACQUISITION COMPANY AND SUBSIDIARY FINANCIAL STATEMENTS

Electrical Distribution Acquisition Company, a newly formed holding company in 1994, acquired 100% of the outstanding common stock of Deanco, Inc. on September 30, 1994. Prior to September 30, 1994, EDAC had no material activities or operations. In addition, Deanco, Inc. reported its operating results using a fiscal year end, June 30.

RICHEY ELECTRONICS, INC.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


NOTE 5. ELECTRICAL DISTRIBUTION ACQUISITION COMPANY AND SUBSIDIARY FINANCIAL STATEMENTS, CONTINUED

As a result, unaudited pro forma income statement information for the year ended December 31, 1994 for EDAC and subsidiary includes that portion of Deanco's operations from January 1, 1994 through June 30, 1994 derived from Deanco's income statement for the year ended June 30, 1994, Deanco only operations for the period July 1, 1994 through September 30, 1994, and the consolidated operations of EDAC and Deanco for the period October 1, 1994 through December 31, 1994. In addition, the income statement information does not include the extraordinary item resulting from a warehouse casualty gain, net of tax of $229,000, recorded in April 1994.


NOTE 6.  DECEMBER 31, 1995 PRO FORMA RESULTS

The Company's unaudited year ended December 31, 1995 sales were $117,057,000 and net income of $2,868,000 ($.36 per share), including a $1,450,000 pretax restructuring charge in the fourth quarter.

EDAC and subsidiary's unaudited sales were $99,926,000 and their net loss was $127,000 for the period January 1, 1995 through December 19, 1995.

Pro forma unaudited results of operations for the year ended December 31, 1995, assuming the acquisition had occurred as of January 1, 1995, are sales of $216,983,000 and net income of $4,377,000 ($.54 per share).